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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 14, 2005
                                                          (April 13, 2005)
                                                          -----------------


                             RURBAN FINANCIAL CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Ohio                          0-13507                34-1395608
             ----                          -------                ----------
  (State or other jurisdiction           (Commission            (IRS Employer
of incorporation or organization)        File Number)        Identification No.)



                    401 Clinton Street, Defiance, Ohio 43512
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (419) 783-8950
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry Into a Material Definitive Agreement.

On April 13, 2005, Rurban Financial Corp., an Ohio corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") for the acquisition of Exchange Bancshares, Inc., an Ohio corporation ("Exchange"), and its wholly-owned subsidiary, The Exchange Bank, headquartered in Luckey, Ohio. In accordance with the terms and conditions of the Merger Agreement, Exchange will be merged with and into Rurban, with Rurban being the surviving corporation in the merger. The Exchange Bank will operate as a separate bank subsidiary of Rurban following completion of the merger. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The Company and Exchange issued a joint press release announcing the execution of the Merger Agreement on April 13, 2005, a copy of which is attached hereto as Exhibit 99.1.

Pursuant to the terms of the Merger Agreement, one-half of the outstanding common shares of Exchange Bancshares will be exchanged for cash and the other half of outstanding common shares will be exchanged for common shares of Rurban. Subject to certain adjustments set forth in the Merger Agreement, each outstanding common share of Exchange will be converted into either $22.00 in cash or 1.555 common shares of Rurban. Shareholders of Exchange Bancshares who hold 100 or fewer shares will receive all cash, while shareholders holding more than 100 shares may elect cash, Rurban common shares or a combination of cash and Rurban common shares.

The Merger Agreement provides for a reduction in the purchase price per share to be paid by Rurban in the merger in the event the shareholders' equity of Exchange Bancshares (as adjusted in accordance with the Merger Agreement) falls below $8.1 million prior to the closing. On April 13, 2005, Exchange filed a Current Report on Form 8-K (the "Exchange 8-K") with the Securities and Exchange Commission (the "SEC"), which disclosed that Exchange had received a comment letter from the SEC relating to the accounting and reporting by Exchange of its valuation allowance for deferred tax assets in fiscal years ended 2002, 2003 and 2004. The Exchange 8-K also stated that, in the event Exchange is required to revise its 2004 financial statements to reflect changes in the valuation allowance for deferred tax assets, the shareholders' equity of Exchange may be negatively impacted and could result in a reduction in the per share purchase price to be paid by Rurban in the merger.

The merger is subject to approval by federal and state regulators and the shareholders of Exchange, as well as the satisfaction of other customary conditions set forth in the Merger Agreement.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements - Not Applicable


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(b)      Pro Forma Financial Information - Not Applicable

(c)      Exhibits


         Exhibit No.                       Description
         -----------                       -----------

             2.1 Agreement and Plan of Merger, dated as of April 13, 2005, by and between Rurban Financial Corp. and Exchange Bancshares, Inc.

             99.1       Press Release dated April 13, 2005


   [Remainder of page intentionally left blank; signature on following page.]


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RURBAN FINANCIAL CORP.


Dated:  April 14, 2005                      By: /s/ James E. Adams
                                               -----------------------------
                                               James E. Adams
                                               Executive Vice President and
                                               Chief Financial Officer


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                                                 INDEX TO EXHIBITS

                           Current Report on Form 8-K
                              Dated April 14, 2005

                             Rurban Financial Corp.



           Exhibit No.                        Description
           -----------                        -----------
               2.1 Agreement and Plan of Merger, dated as of April 13, 2005, by and between Rurban Financial Corp. and Exchange Bancshares, Inc.


               99.1         Press Release dated April 13, 2005


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